As filed with the Securities and Exchange Commission on June 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROIVANT SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1173944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

Telephone: +44 207 400 3347

(Address of Principal Executive Offices)

ROIVANT SCIENCES LTD. 2021 EQUITY INCENTIVE PLAN

ROIVANT SCIENCES LTD. EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

Telephone: (800) 927-9801

(Name and Address for Agent of Service)

(Telephone number, Including Area Code, of Agent For Service)

Copies of all correspondence to:

Derek J. Dostal

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Common Stock for issuance under the Roivant Sciences Ltd. 2021 Equity Incentive Plan and the Roivant Sciences Ltd. Employee Stock Purchase Plan (collectively, the “Plans”), pursuant to the provisions of the Plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on October 8, 2021 (File No. 333-260173) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The description of the Company’s common shares contained in its Registration Statement on Form 8-A (File No.  001-40782) initially filed with the Commission on September  3, 2021 (as amended on September 30, 2021) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Company’s common shares set forth under “Description of Securities” in the Company’s registration statement on Form S-4 filed with the Commission on May 14, 2021, including any amendment or report filed for the purpose of updating such description;

(b) The Company’s annual report on Form 10-K for the fiscal year ended March 31, 2022 filed with the Commission on June 28, 2022 (the “Annual Report”); and

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report referred to in (b) above.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number

3.1	Memorandum of Association of Roivant Sciences Ltd. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256165), as amended, filed with the Commission on May 14, 2021)

3.2	Amended and Restated Bye-laws of Roivant Sciences Ltd. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40782), filed with the Commission on October 1, 2021)

5.1*	Opinion of Conyers Dill & Pearman Limited

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

99.1	Roivant Sciences Ltd. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260173), filed with the Commission on October 8, 2021)

99.2	Roivant Sciences Ltd. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260173), filed with the Commission on October 8, 2021)

107.1*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, UK, on the 28th day of June 2022.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name:	Matt Maisak
Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Richard Pulik, Jo Chen and Matthew Maisak and each or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Roivant Sciences Ltd. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Gline	Chief Executive Officer & Director	June 28, 2022
Matthew Gline	(principal executive officer)

/s/ Richard Pulik	Chief Financial Officer	June 28, 2022
Richard Pulik	(principal financial officer)

/s/ Rakhi Kumar	Chief Accounting Officer	June 28, 2022
Rakhi Kumar	(principal accounting officer)

/s/ Vivek Ramaswamy	Director	June 28, 2022
Vivek Ramaswamy

/s/ Andrew Lo	Director	June 28, 2022
Andrew Lo

/s/ Patrick Machado	Director	June 28, 2022
Patrick Machado

/s/ Keith Manchester	Director	June 28, 2022
Keith Manchester

/s/ Ilan Oren	Director	June 28, 2022
Ilan Oren

/s/ Daniel Gold	Director	June 28, 2022
Daniel Gold

/s/ Masayo Tada	Director	June 28, 2022
Masayo Tada

/s/ James C. Momtazee	Director	June 28, 2022
James C. Momtazee